Exhibit 21.1

Entity	Jurisdiction of Formation
Basell (Thailand) Holdings B.V.	The Netherlands
Basell (VI) Corp	Virgin Islands
Basell Advanced Polyolefins (Suzhou) Co. Ltd.	China
Basell Advanced Polyolefins (Thailand) Company Ltd.	Thailand
Basell Arabie Investissements SAS	France
Basell Asia Pacific Consulting (Shanghai) Co., Ltd.	China
Basell Asia Pacific Limited	Hong Kong
Basell Asia Pacific Trading (Shenzhen) Limited	China
Basell Bayreuth Chemie GmbH	Germany
Basell Benelux B.V.	The Netherlands
Basell Brindisi S.r.l.	Italy
Basell Canada Inc.	Canada
Basell Cayman Corp.	Cayman Islands
Basell Chemie Köln GmbH	Germany
Basell China AP Holdings B.V.	The Netherlands
Basell Deutschland GmbH	Germany
Basell Europe Holdings B.V.	The Netherlands
Basell Finance & Trading Company B.V.	The Netherlands
Basell Finance Company B.V.	The Netherlands
Basell FOS S.A.S	France
Basell France S.A.S.	France
Basell Gemma S.A.S.	France
Basell Germany Holdings GmbH	Germany
Basell Holdings Middle East GmbH	Germany
Basell Ibérica Poliolefinas Holdings S.L.	Spain
Basell International Holdings B.V.	The Netherlands
Basell International Trading FZE	Dubai
Basell Iso-Oléfines SAS	France
Basell Italia S.r.l	Italy
Basell Mexico S. de R.L. de C.V.	Mexico
Basell Moyen Orient Investissements SAS	France
Basell Nederland B.V.	The Netherlands
Basell North America Inc.	Delaware
Basell Plasticos Ltda.	Portugal
Basell Poliolefinas Comercial Espagnola S.L.	Spain
Basell Poliolefinas Iberica S.L.	Spain
Basell Poliolefinas Ltda.	Brazil
Basell Poliolefine Italia S.r.l.	Italy
Basell Polyéthylène S.A.S.	France
Basell Polyolefin Istanbul Ticaret Limited Sirketi	Turkey
Basell Polyolefine GmbH	Germany
Basell Polyolefines France S.A.S.	France
Basell Polyolefins Company BVBA	Belgium

Basell Polyolefins India Private Ltd.	India
Basell Polyolefins Korea Ltd	Korea
Basell Polyolefins UK Ltd.	United Kingdom
Basell Polypropylène SAS	France
Basell Production France S.A.S.	France
Basell Sales & Marketing Company B.V.	The Netherlands
Basell Service Company B.V.	The Netherlands
Basell Slovakia s.r.o.	Slovakia
Basell UK Holdings Ltd.	United Kingdom
Basell UK Ltd.	United Kingdom
Compagnie de Distribution des Hydrocarbures SAS	France
Compagnie Petrochimique de Berre SAS	France
Complejo Industrial Taqsa A.I.E.	Spain
Cue Insurance Limited (Bermuda)	Bermuda
Equistar Bayport, LLC	Delaware
Equistar Chemicals de Mexico, Inc.	Delaware
Equistar Chemicals, LP	Delaware
Equistar GP LLC	Delaware
Equistar LP LLC	Delaware
Equistar Mont Belvieu Corporation	Delaware
Equistar Olefins G.P., LLC	Delaware
Equistar Olefins Offtake G.P., LLC	Delaware
Equistar Olefins Offtake LP	Delaware
GuangZhou Basell Advanced Polyolefins Co. Ltd.	China
Hisane A.I.E.	Spain
Houston Refining LP	Delaware
Industriepark Munchsmunster GmbH & Co. KG	Germany
Industriepark Munchsmunster Verwaltungsgesellschaft mbH	Germany
KIC Ltd.	Bermuda
Lyondell Asia Holdings Limited	Hong Kong
Lyondell Asia Pacific, Ltd.	Delaware
Lyondell Centennial Corp.	Delaware
Lyondell Chemical Central Europe Ges. M.b.H	Austria
Lyondell Chemical Company	Delaware
Lyondell Chemical Delaware Company	Delaware
Lyondell Chemical Espana Co.	Delaware
Lyondell Chemical Europe Inc.	Delaware
Lyondell Chemical Holding Company	Delaware
Lyondell Chemical International Company	Delaware
Lyondell Chemical Italia S.r.L.	Italy
Lyondell Chemical Overseas Services, Inc.	Delaware
Lyondell Chemical Pan America, Inc.	Delaware
Lyondell Chemical Products Europe LLC	Delaware
Lyondell Chemical Technology 1 Inc.	Delaware
Lyondell Chemical Technology Management, Inc.	Delaware
Lyondell Chemical Technology, LP	Delaware
Lyondell Chemicals Properties, L.P.	Delaware
Lyondell Chemie (PO-11) B.V.	The Netherlands
Lyondell Chemie (POSM) B.V.	The Netherlands
Lyondell Chemie International B.V.	The Netherlands
Lyondell Chemie Investment Nederland B.V.	The Netherlands

Lyondell Chemie Nederland B.V.	The Netherlands
Lyondell Chemie Utilities B.V.	The Netherlands
Lyondell Chimie France LLC	Delaware
Lyondell Chimie France SAS	France
Lyondell Chimie TDI SCA	France
Lyondell China Holdings Limited	Hong Kong
Lyondell Europe Holdings Inc.	Delaware
Lyondell France Holdings SAS	France
Lyondell France Holdings SAS	France
Lyondell Greater China Holdings Limited	Hong Kong
Lyondell Greater China Trading Ltd.	China
Lyondell Greater China, Ltd.	Delaware
Lyondell Japan, Inc.	Japan
Lyondell PO11 C.V.	The Netherlands
Lyondell POJVGP, LLC	Delaware
Lyondell POJVLP, LLC	Delaware
Lyondell POTechGP, Inc.	Delaware
Lyondell POTechLP, Inc.	Delaware
Lyondell Quimica do Brasil, Ltda	Brazil
Lyondell Refining Company LLC	Delaware
Lyondell Refining I LLC	Delaware
Lyondell South Asia PTE Ltd.	Singapore
LyondellBasell Acetyls Holdco, LLC	Delaware
LyondellBasell Acetyls LLC	Delaware
LyondellBasell Advanced Polyolefins Canada Inc.	Canada
LyondellBasell Advanced Polyolefins GmbH	Germany
LyondellBasell Advanced Polyolefins Mexico, S.A. de C.V.	Mexico
LyondellBasell Australia Holdings Pty Ltd	Australia
LyondellBasell Australia Pty Ltd	Australia
LyondellBasell Brasil Holdings B.V.	The Netherlands
LyondellBasell F&F Holdco LLC	Delaware
LyondellBasell Finance Company	Delaware
LyondellBasell Finance Netherlands B.V.	The Netherlands
LyondellBasell Flavors & Fragrances, LLC	Delaware
LyondellBasell Industries Holdings B.V.	The Netherlands
LyondellBasell Kazakhstan Holdings B.V.	The Netherlands
LyondellBasell Netherlands Holdings B.V.	The Netherlands
LyondellBasell Subholdings B.V.	The Netherlands
Millennium Methanol GP Inc.	Delaware
Millennium Methanol LP Inc.	Delaware
Petroken Petroquimica Ensenada SA	Argentina
PO Offtake, LP	Delaware
POSM Delaware, Inc.	Delaware
POSM II Properties Partnership, L.P.	Delaware
San Jacinto Rail Limited LP	Delaware
SCM Europe S.A.	Belgium
Smith Corona Marchant Finance A.G.	Switzerland
Societe du Craqueur de l’Aubette S.A.S.	France
Société du Pipeline Méditerranéen Rhône S.A.S.	France
TRV Thermische Rückstandsverwertung GmbH & Co. KG	Germany

TRV Thermische Rückstandsverwertung Verwaltungs-GmbH	Germany
US Industries Overseas Finance NV	The Netherlands Antilles
US Industries Worldwide NV	The Netherlands Antilles